Exhibit 99.1

For more information contact:

JoAnn Horne
Market Street Partners
415/445-3233

SIZMEK REPORTS FOURTH QUARTER AND FULL YEAR 2015 RESULTS

• 2015 Core Revenues Increase 20% (26% on a constant currency basis)
• Fourth Quarter Total Revenues Grow 13% (18% on a constant currency basis)
• Fourth Quarter Mobile Revenues Increase 488% (520% on a constant currency basis)

Austin, TX. — February 11, 2016 — Sizmek Inc. (NASDAQ: SZMK), a global open ad management company that delivers multiscreen campaigns, today reported financial results for the fourth quarter and full year ended December 31, 2015.  Revenues for the three months ended December 31, 2015 were $55.5 million compared to $48.9 million in the prior year quarter.  On a constant currency basis, revenues grew 18% to $57.8 million when compared to the same period in the prior year and adjusted for the effect of changes in foreign currency exchange rates. Core products, consisting of all products except flash based rich media, grew 47% for the three months when adjusted for the effect of the change in foreign currencies, comprising 96% of the business for the fourth quarter.

Adjusted EBITDA for the three months ended December 31, 2015 was $8.1 million, or $9.1 million when adjusted for the effect of changes in foreign currency, compared to Adjusted EBITDA of $11.5 million for the same period of 2014.

“Our continued focus on our mobile suite, data driven products and programmatic channels helped us end the year on a positive note, reflecting that our investments are aligned with the growth trends in digital advertising," said Neil Nguyen, CEO and President of Sizmek.  “We finished 2015 making good progress on the integration and development of both PointRoll and StrikeAd and will focus our efforts on ensuring these and other investments provide growth while returning Sizmek to cash generation and increased profitability.”

Financial highlights:
•	Core product revenues grew 41% for the fourth quarter of 2015 or 47% on a constant currency basis, driven by mobile and NAM revenues:
o	Mobile Product (including HTML5 formats) revenues grew 488% in the fourth quarter of 2015, and grew 298% for Full Year 2015 from the comparable 2014 periods;
o	NAM which represented 60% of total revenue in the fourth quarter of 2015 grew 29% in the quarter and 13% for Full Year 2015 from the comparable 2014 periods;
o	Flash based rich media declined 80% compared to the fourth quarter of 2014 and represented approximately 4% of total revenues in the fourth quarter of 2015.
•	Adjusted EBITDA margin reached 15% in the fourth quarter of 2015.
•	At December 31, 2015 the Company had $42.0 million of cash and cash equivalents on hand and had no long-term debt.
•
Due to the significant decline in market capitalization, operating results and to a lesser degree forecasts, the Company determined that goodwill and related intangible assets were impaired as of December 31, 2015.  As such the Company took a non-cash charge of $111.6 million, resulting in a loss for the quarter of $3.75 per share.

Fourth Quarter 2015 Financial Results Webcast

The Company’s fourth quarter financial results conference call will be broadcast live on the Internet at 5 p.m. ET on February 11, 2016.  To access the conference call by telephone, interested parties may dial (855) 765-5680 and enter passcode 35771654.  International callers may access the call by dialing (707) 294-1311.  Please call five minutes in advance to ensure that you are connected. A replay will also be available for seven days following the call. To access the replay, interested parties may dial (855) 859-2056 and enter passcode 35771654.  International callers may access the replay by dialing (404) 537-3406.   Participants can access the webcast at www.sizmek.com/investor-relations.  For the webcast, please allow 15 minutes to register and download any necessary software.  Following the call’s completion, a replay will also be available on the Company’s website.

2016 Business Outlook

Guidance for Full Year 2016, without any estimate of potential negative foreign currency impact, is as follows:

•	Revenues for 2016 are expected to be between $182 million and $190 million.
•	Adjusted EBITDA for 2016 is expected to be between $16 million and $18 million.

Basis of Presentation

Sizmek Inc. was formed in 2013 and operated as the online segment of DG until February 7, 2014. On February 7, 2014, pursuant to the Agreement and Plan of Merger, dated as of August 12, 2013, by and among Digital Generation, Inc. (DG), Extreme Reach, Inc., and a wholly-owned subsidiary of Extreme Reach, DG’s online business was spun off into Sizmek and the remainder of DG became a wholly-owned subsidiary of Extreme Reach.  Accordingly, the accompanying financial statements reflect results up to February 7, 2014 on a carve-out basis and results subsequent to February 7, 2014 on a stand-alone basis.

The accompanying financial statements and schedules reflect the combined historical results of operations and cash flows of DG’s online business conducted through its online subsidiaries and an allocable portion of certain DG corporate expenses for periods up to February 7, 2014.  These combined financial statements include expense allocations for (1) certain corporate functions historically provided by DG, including, but not limited to, finance, audit, legal, information technology, human resources, communications, compliance, and shared services; and (2) employee benefits and incentives and (3) share-based compensation.  These expenses have been allocated to Sizmek on the basis of direct usage when identifiable, with the remainder allocated on a pro-rata basis of combined revenues, headcount or other measures of the Company and DG. Sizmek considers the basis on which the expenses have been allocated to be a reasonable reflection of the utilization of services provided to or the benefit received by the Company during the periods presented.   The allocations may not, however, reflect the full expense we would have incurred as an independent, publicly traded company for 2014. We benefited from sharing the corporate cost structure of DG rather than incurring such costs ourselves on a stand-alone basis. Actual costs that may have been incurred if we had been a stand-alone company for all of 2014 would depend on a number of factors, including the chosen organizational structure, what functions were outsourced or performed by employees and strategic decisions made in areas such as information technology and infrastructure.  For comparison purposes, we have included a schedule reconciling 2014 results reflected on a combined basis with pro forma amounts which include the increased corporate overhead expenses expected on a stand-alone basis.

Non-GAAP Financial Measures

In addition to providing financial measurements based on generally accepted accounting principles in the United States of America (GAAP), the Company has historically provided additional financial measures that are not prepared in accordance with GAAP (non-GAAP). We believe that the inclusion of Adjusted EBITDA as a non-GAAP financial measure in this press release helps investors to gain a meaningful understanding of our past performance and future prospects, consistent with how management measures and forecasts our performance, especially when comparing such results to previous periods or forecasts. Our management uses Adjusted EBITDA as a non-GAAP financial measure, in addition to GAAP financial measures, in its financial and operational decision-making, as the basis for measuring our overall operating performance and comparing such performance to that of prior periods and to the performance of our competitors.

There are limitations associated with reliance on any non-GAAP financial measure because non-GAAP financial measures are specific to our operations and financial performance, which makes comparisons with other companies’ financial results more challenging. By providing both GAAP and non-GAAP financial measures, we believe that investors are able to compare our GAAP results to those of other companies while also gaining a better understanding of our operating performance as evaluated by management.

The Company considers Adjusted EBITDA to be an important indicator of the overall performance of the Company because it eliminates the effects of events that are non-cash, or are not expected to recur as they are not part of our ongoing operations.

The Company defines “Adjusted EBITDA” as income (loss) from operations, before depreciation and amortization, share-based compensation, merger, integration and other expenses, and restructuring / impairment charges and benefits.  The Company considers Adjusted EBITDA to be an important indicator of the Company’s operational strength and performance and a good measure of the Company’s historical operating trends.

Adjusted EBITDA eliminates items that are either not part of our overall operations, such as merger, integration and other expenses or do not require a cash outlay, such as share-based compensation and impairment charges.  Adjusted EBITDA also excludes depreciation and amortization expense, which is based on the Company’s estimate of the useful life of tangible and intangible assets.  These estimates could vary from actual performance of the asset, are based on historical costs, and may not be indicative of current or future capital expenditures.

Adjusted EBITDA should be considered in addition to, not as a substitute for, the Company’s operating income (loss), as well as other measures of financial performance reported in accordance with GAAP.

Reconciliation of Non-GAAP Financial Measures

In accordance with the requirements of Regulation G issued by the Securities and Exchange Commission, the Company is presenting the most directly comparable GAAP financial measure and reconciling the non-GAAP financial measure to the comparable GAAP measure.

Certain non-GAAP financial measures are presented on a forward-looking basis and certain factors that could affect GAAP financial measures are not accessible or estimable on a forward-looking basis. These factors include items that may be material, such as future sources of revenue in specific geographic locations and applicable tax rates due to our world-wide services, transaction costs in our industry that involve frequent M&A and co-venture activity, and other related charges.

About Sizmek

Sizmek Inc. (NASDAQ: SZMK) fuels digital advertising campaigns for advertisers and agencies around the world with cutting-edge technology to engage audiences across any screen. For the last 15 years, the online business that is now Sizmek has proudly pioneered industry firsts in digital, including rich media, video and online targeted advertising across several channels. Sizmek’s open ad management stack, Sizmek MDX, delivers the most creative and impactful multiscreen digital campaigns, across mobile, display, rich media, video and social, all powered by an unrivaled data platform. With New York City as a center of operations, Sizmek connects approximately 19,000 advertisers and 3,700 agencies to audiences, serving more than 1.3 trillion impressions a year.  Sizmek operates on the ground in about 65 countries with a team of over 1,000 employees. www.sizmek.com

Cautionary Note Regarding Forward-Looking Statements

Statements in this release regarding our current expectations, estimates, outlook, guidance and projections about our operations, industry, financial condition, performance, results of operations, and liquidity constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) should also be considered forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: our ability to further identify, develop and achieve commercial success for new online video and mobile products; continued or accelerating decline in our rich-media business; delays in product offerings;
the development and pricing of competing online services and products; consolidation of the digital industry and of digital advertising networks; slower than expected development of the digital advertising market; our ability to protect our proprietary technologies; identifying acquisition and disposition opportunities and integrating our acquisitions with our operations, systems, personnel and technologies; security threats to our computer networks; operating in a variety of foreign jurisdictions; fluctuations in currency exchange rates; adaption to new, changing, and competitive technologies; potential additional impairment of our goodwill and potential impairment of our other long-lived assets; our ability to achieve some or all of the expected benefits of the spin-off and merger transaction; and the other risks and uncertainties that affect our business, including those described in our filings with the Securities and Exchange Commission. In addition, any forward-looking statements represent our estimates only as of the date hereof and should not be relied upon as representing our estimates as of any subsequent date. We disclaim any intention or obligation to update the forward-looking statements to reflect subsequent events or circumstances or update the reasons that actual results could differ materially from those anticipated in the forward-looking statements, except as required by law.

Sizmek Inc.
Unaudited Consolidated and Combined Statements of Operations
(In thousands, except per share data)

	Three Months Ended		Years Ended
	December 31,		December 31,
	2015	2014	2015	2014

Revenues	$55,490	$48,934	$172,731	$170,827
Cost of revenues	21,745	16,060	66,687	59,439
Selling and marketing	17,183	13,633	61,520	55,842
Research and development	3,712	2,944	13,678	12,386
General and administrative	4,766	4,789	17,487	17,046
Operating expenses, excluding goodwill and long-lived asset impairments; depreciation and amortization; share-based compensation; and merger, integration and other expenses	47,406	37,426	159,372	144,713
Adjusted EBITDA	8,084	11,508	13,359	26,114
Goodwill and long-lived asset impairments	111,572	—	111,572	98,196
Depreciation and amortization	7,599	7,192	30,333	26,449
Share-based compensation	1,091	965	4,232	3,109
Merger, integration and other expenses (1)	5,802	(206)	9,253	12,590
Income (loss) from operations	(117,980)	3,557	(142,031)	(114,230)
Other (income) expense, net	(414)	437	873	1,124
Income (loss) before income taxes	(117,566)	3,120	(142,904)	(115,354)
Provision (benefit) for income taxes	(7,108)	12	(9,056)	(1,020)
Net income (loss)	$(110,458)	$3,108	$(133,848)	$(114,334)

Basic and diluted income (loss) per common share	$(3.75)	$0.10	$(4.52)	$(3.76)

Weighted average common shares outstanding:
Basic	29,490	30,276	29,597	30,368
Diluted	29,490	30,302	29,597	30,368
_______________________
(1) Includes approximately $6.3 million of non-cash costs incurred in the first quarter of 2014 related to accelerating the vesting of equity grants as a result of DG’s merger transaction with Extreme Reach and the spin-off of Sizmek.

Sizmek Inc.
Consolidated Balance Sheets
(In thousands, except par value amounts)

	December 31, 2015	December 31, 2014
	(unaudited)
Assets
CURRENT ASSETS:
Cash and cash equivalents	$42,046	$90,672
Accounts receivable (less allowances of $1,795 in 2015 and $813 in 2014)	64,595	51,125
Deferred income taxes	—	636
Restricted cash	1,538	1,538
Other current assets	4,768	5,254
Current assets of TV business	678	2,470
Total current assets	113,625	151,695
Property and equipment, net	29,410	34,036
Goodwill	8,411	40,154
Intangible assets, net	16,931	71,306
Deferred income taxes	3,723	387
Restricted cash	4,478	3,941
Other non-current assets	4,807	3,393
Total assets	$181,385	$304,912

Liabilities and Stockholders’ Equity
CURRENT LIABILITIES:
Accounts payable	$3,683	$3,976
Accrued liabilities	39,037	19,171
Current liabilities of TV business	1,203	395
Total current liabilities	43,923	23,542
Deferred income taxes	1,219	8,242
Other non-current liabilities	7,613	6,433
Non-current liabilities of TV business	—	260
Total liabilities	52,755	38,477

STOCKHOLDERS’ EQUITY:
Preferred stock, $0.001 par value—Authorized 15,000 shares; issued and outstanding—none	—	—
Common stock, $0.001 par value—Authorized 200,000 shares; 29,584 issued and 29,228 outstanding at December 31, 2015; 30,399 issued and 30,071 outstanding at December 31, 2014	30	30
Treasury stock, at cost (356 shares in 2015 and 328 shares in 2014)	(1,510)	(2,000)
Additional capital	368,658	371,261
Accumulated deficit	(235,189)	(101,341)
Accumulated other comprehensive loss	(3,359)	(1,515)
Total stockholders’ equity	128,630	266,435
Total liabilities and stockholders’ equity	$181,385	$304,912

Sizmek Inc.
Consolidated and Combined Statements of Cash Flows
(In thousands)

	Years Ended December 31,
	2015	2014
	(unaudited)
Cash flows from operating activities:
Net loss	$(133,848)	$(114,334)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Goodwill and long-lived asset impairments	111,572	98,196
Depreciation of property and equipment	15,236	10,828
Amortization of intangibles	15,097	15,621
Share-based compensation	4,232	9,395
Deferred income taxes	(9,769)	(855)
Provision for accounts receivable losses	984	196
Charges for (recovery of) TV business net assets	455	(3,078)
Other	19	(352)
Changes in operating assets and liabilities:
Accounts receivable	(2,611)	(5,498)
Other assets	309	930
Accounts payable and other liabilities	(4,637)	2,767
Net cash (used in) provided by operating activities	(2,961)	13,816

Cash flows from investing activities:
Purchases of property and equipment	(3,890)	(5,015)
Capitalized costs of developing software	(17,000)	(14,037)
Acquisitions, net of cash acquired	(18,541)	(6,129)
Purchase of long term investment	—	(975)
Other	(362)	(796)
Net cash used in investing activities	(39,793)	(26,952)

Cash flows from financing activities:
Purchases of treasury stock	(6,010)	(2,000)
Payment of seller financing	(625)	—
Payments of TV business liabilities	(342)	(9,989)
Proceeds from TV business assets	2,225	48,287
Payment of tax withholding obligation for shares tendered	(335)	—
Net contributions from Parent	—	44,833
Net cash (used in) provided by financing activities	(5,087)	81,131

Effect of exchange rate changes on cash and cash equivalents	(785)	29
Net (decrease) increase in cash and cash equivalents	(48,626)	68,024
Cash and cash equivalents at beginning of year	90,672	22,648

Cash and cash equivalents at end of year	$42,046	$90,672

Supplemental disclosures of cash flow information:
Cash received for income taxes	$2,327	$1,002
Cash received for interest	$448	$353
Deferred payment and holdback obligations incurred to acquire businesses	$10,979	$625
Extended payment obligations incurred to purchase software	$960	$—

Sizmek Inc.
Reconciliation of Net Income (Loss) to Adjusted EBITDA
(In thousands)

	Three Months Ended		Years Ended
	December 31,		December 31,
	2015	2014	2015	2014
Net income (loss)	$(110,458)	$3,108	$(133,848)	$(114,334)
Goodwill and long-lived asset impairments	111,572	—	111,572	98,196
Depreciation and amortization	7,599	7,192	30,333	26,449
Share-based compensation	1,091	965	4,232	3,109
Merger, integration and other expenses (1)	5,802	(206)	9,253	12,590
Other (income) expense, net	(414)	437	873	1,124
Provision (benefit) for income taxes	(7,108)	12	(9,056)	(1,020)
Adjusted EBITDA	$8,084	$11,508	$13,359	$26,114
_____________________________
(1) Includes approximately $6.3 million of non-cash costs incurred in the first quarter of 2014 related to accelerating the vesting of equity grants as a result of DG’s merger transaction with Extreme Reach and the spin-off of Sizmek.

Sizmek Inc.
Supplemental Non-GAAP Disclosure
Summarized Operating Results on an As Reported and Constant Currency Basis
(In thousands)

	As Reported		Constant Currency
	Three Months Ended		Three Months Ended
	December 31,		December 31,
	2015	2014	2015	2014
Revenues	$55,490	$48,934	$57,819	$48,934
Income (loss) from operations	(117,980)	3,557	(116,979)	3,557

Constant currency information is presented to provide a framework for assessing how the Company performed excluding the effect of foreign currency exchange rate fluctuations. To present this information, the Q4 2015 reported operating results for entities reporting in currencies other than the U.S. dollar are converted into U.S. dollars at the exchange rates in effect during Q4 2014.  Constant currency excludes the impact from the Company’s hedging program.

Sizmek Inc.
Supplemental Non-GAAP Disclosure
Reconciliation of Reported Adjusted EBITDA to Pro Forma Adjusted EBITDA
(In thousands)

	As Reported per Attached Statement of Operations	Pro Forma Expense Allocations (2)	Pro Forma Stand-alone
	Year Ended December 31, 2015
Revenues	$172,731	$—	$172,731
Cost of revenues	66,687	—	66,687
Selling and marketing	61,520	—	61,520
Research and development	13,678	—	13,678
General and administrative	17,487	—	17,487
Adjusted operating expenses (1)	159,372	—	159,372
Adjusted EBITDA	$13,359		$13,359

	Year Ended December 31, 2014
Revenues	$170,827	$—	$170,827
Cost of revenues	59,439	—	59,439
Selling and marketing	55,842	505	56,347
Research and development	12,386	31	12,417
General and administrative	17,046	759	17,805
Adjusted operating expenses (1)	144,713	1,295	146,008
Adjusted EBITDA	$26,114		$24,819
_______________________________
(1) Adjusted operating expenses exclude goodwill and long-lived asset impairments; depreciation and amortization; share-based compensation; and merger, integration and other expenses.

(2) Represents incremental expenses the Company expects it would have incurred had the Company’s spin-off from DG occurred at the beginning of each period presented. See “Basis of Presentation” in this press release for more information.

There are no pro forma expense allocations for the three month periods ended December 31, 2015 and 2014.  Therefore, there is no difference between Adjusted EBITDA and Pro Forma Adjusted EBITDA for those periods.